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                                                                   EXHIBIT 10.40

                           AMENDED SECURITY AGREEMENT


     This Amended Security Agreement is dated as of October 31, 1995 between Texas Timberjack, Inc., a Texas corporation ("Pledgor"), and Harold Estes ("Secured Party") and amends that certain Security Agreement between the parties dated as of June 24, 1994.

     WHEREAS, Secured Party has sold to Polyphase Corporation ("Polyphase") all of the issued and outstanding capital stock of Pledgor and Polyphase gave its Ten Million and 00/100 Dollar ($10,000,000.00) promissory note (the "Note") as partial consideration for the purchase of such stock; and

     WHEREAS, the Note has been modified, renewed and extended and is now evidenced by Polyphase's Eleven Million Two Hundred Thousand and 00/100 Dollar ($11,200,000.00) promissory note (the "Renewal Note"); and

     WHEREAS, as a subsidiary of Polyphase, which is a public company, Pledgor has been able and expects in the future to be able to obtain larger lines of credit at more attractive interest rates than previously available to it and to receive other direct benefits as a result of becoming a subsidiary of Polyphase; and

     WHEREAS, as an inducement to Secured Party to extend such credit to Polyphase, Pledgor has agreed to grant Secured Party a security interest in the property described in the Security Agreement and Pledgor acknowledges it will receive a direct benefit therefrom;

     NOW, THEREFORE, for and in consideration of the premises and mutual undertaking of the parties, and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 of the Security Agreement is hereby amended to read in its entirety as follows:

     Secured Indebtedness - All indebtedness, obligations and liabilities of
     --------------------
Polyphase to Secured Party including, but not limited to, those under the Note and Renewal Note, whether now existing or hereafter arising or arising under this Security Agreement or otherwise and all renewals and extensions thereof, and all interest accruing thereon, fees charged in connection therewith, expenses reimbursable as provided therein, and attorney's fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and whether now existing or hereafter arising and however acquired.

     2. Except as expressly provided herein, all other terms, covenants and conditions of the Security Agreement remain in full force and effect without modification or alteration.
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     Executed as of the 31st day of October, 1995.


                              SECURED PARTY:


                              [Signature of Harold Estes
                               appears here]
                              --------------------------------------
                              Harold Estes


                              PLEDGOR:

                              TEXAS TIMBERJACK, INC.


                                 [Signature appears here]
                              By _______________________________________
                              Title_____________________________________